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CUSIP No.  931664106                      13G                Page  7 of  9 Pages
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                            EXHIBIT 1 TO SCHEDULE 13G
                    -----------------------------------------


                                FEBRUARY 7, 1997
                    -----------------------------------------



         MORGAN STANLEY GROUP INC. and MORGAN STANLEY & CO. INCORPORATED hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.




            MORGAN  STANLEY  GROUP INC.


   BY:    /s/ EDWARD J. JOHNSEN
        ------------------------------------------------------------------------
         Edward J. Johnsen/Vice-President Morgan Stanley & Co. Incorporated


            MORGAN  STANLEY & CO. INCORPORATED


   BY:    /s/ EDWARD J. JOHNSEN
        ------------------------------------------------------------------------
         Edward J. Johnsen/Vice-President Morgan Stanley & Co. Incorporated